Exhibit 99.1

PRESS RELEASE

Contact: Kite Realty Group Trust Dan Sink Chief Financial Officer (317) 577-5609 dsink@kiterealty.com	Investors/Media: The Ruth Group Stephanie Carrington (646) 536-7017 scarrington@theruthgroup.com

Kite Realty Group Trust Announces

Fourth Quarter and Full Year 2005 Financial Results

— Declares First Quarter 2006 Dividend —

Highlights

•                  Funds From Operations of $1.13 per diluted share for full year 2005

•                  Raised gross proceeds of $141 million in follow-on offering of common shares

•                  Total revenues for the fourth quarter increased to $34.2 million, up from $22.2 million in the same period of the prior year

•                  Initiated two development projects at a projected total cost of $21.0 million

•                  Sold a commercial asset for $21.3 million

•                  Acquired two retail operating centers for $43.0 million

Indianapolis, IN, February 9, 2006 – Kite Realty Group Trust (NYSE:KRG) (“the Company”) today announced results for its fourth quarter and full year ended December 31, 2005.

Financial statements and exhibits attached to this release include the results of the Company for the three and twelve months ended December 31, 2005, the results of the Company for the three months ended December 31, 2004, and the combined results of the Company and Kite Property Group, the Company’s predecessor, (“the Predecessor”) for the twelve months ended December 31, 2004.

Financial and Operating Results

For the three months ended December 31, 2005, funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, was $9.9 million, or $0.27 per diluted share, based on the increased share count from the October common share offering, for the Kite Portfolio compared to $7.4 million, or $0.27 per diluted share, for the Kite Portfolio for the same period in the prior year.  The Company’s allocable share of FFO was $7.7 million for the three months ended December 31, 2005 compared with the Company’s allocable share of $5.1 million for the same period in 2004.

For the twelve months ended December 31, 2005, FFO was $34.0 million, or $1.13 per diluted share, for the Kite Portfolio, as compared with the Predecessor’s and the Company’s combined allocable share of $11.9 million for the Kite Portfolio in 2004.  The Company’s allocable share of FFO was $24.4 million for the twelve months ended December 31, 2005 compared with the Predecessor’s and the Company’s combined allocable share of $8.0 million for 2004.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains (or losses) from sales of depreciable properties and depreciation and amortization. A reconciliation of net income to FFO is included in the attached table.

The Company’s total revenue for the fourth quarter of 2005 increased 54% to $34.2 million from $22.2 million for the Company for the same period in 2004.  The Company’s net income for the fourth quarter of 2005 was $7.9 million, compared to net income of $0.8 million for the Company in the fourth quarter of 2004.  The fourth quarter 2005 total revenue includes a gain on sale of $7.2 million from the sale of a commercial asset.

The Company’s total revenue for the twelve months ended December 31, 2005 increased 111% to $99.7 million from $47.3 million for the Company and the Predecessor combined for 2004.  The Company’s net income for the twelve months ended December 31, 2005 was $13.4 million, compared to a combined loss of $0.5 million for the Company and the Predecessor for 2004.

John A. Kite, President and Chief Executive Officer, said, “We are pleased with the solid performance of our operating portfolio in 2005.  The size of our operating retail portfolio, as measured by total gross leasable area, increased by nearly 35% during the year.  In 2005, we stabilized five development projects, then recharged our pipeline with an additional ten projects that are anticipated to total 1.3 million square feet.  We look forward to continuing to fuel our portfolio expansion and FFO growth in 2006 and beyond through development, which currently stands at $176 million, and selective acquisitions.”

Property Portfolio

At December 31, 2005, the Company owned interests in 40 retail operating properties and in 14 retail development properties, totaling approximately 6.2 million square feet and 1.8 million square feet, respectively.  The percentage leased of owned gross leaseable area of the retail operating portfolio was 95.3% at year-end, which includes 94 leases executed in 2005 for nearly 500,000 square feet.  At December 31, 2005, the Company also owned four commercial operating properties with 562,652 square feet and a related parking garage.  The percentage of leased owned net rentable area of the commercial operating portfolio was 97.3% as of December 31, 2005.

2005 Offering of Common Shares

In October 2005, the Company completed an offering of 9,400,000 common shares at a price of $15.01 per share receiving gross proceeds of approximately $141 million, inclusive of proceeds from the exercise of the underwriters’ overallotment option.  The Company received net proceeds of approximately $133.6 million, after deducting underwriting discounts, commissions and other expenses and paid down approximately $113 million of debt.  The Company then redeployed this additional capacity to invest in future development projects, including Bridgewater Marketplace, Delray Beach Marketplace, and Grand Palms Plaza in Pembroke Pines, to acquire Market Street Village in Hurst, Texas, and to acquire an 85% interest in Bolton Plaza Shopping Center in Jacksonville, Florida.

Development Activities

As of December 31, 2005, the Company owned interests in 14 retail properties under development that are expected to total approximately 1.8 million square feet.  Approximately 900,000 square feet is anticipated to be owned or ground leased to tenants by the Company and the remainder will be owned by anchor tenants upon completion of the developments.  The total estimated cost of these projects is $176.4 million, of which approximately $108.0 million had been incurred as of December 31, 2005.

During the fourth quarter of 2005, the Company added two new projects to the development pipeline:

•                  Stoney Creek Commons II, Noblesville, Indiana (a northern suburb of Indianapolis), will be a 49,330 square foot shopping center located adjacent to a Lowe’s and outlots developed by the Company in 2000 and is 100% pre-leased to HH Gregg and Office Depot.  The estimated total project cost of Stoney Creek Commons II is $6.0 million.

•                  On October 3, 2005, the Company acquired approximately 12 acres in Westfield, Indiana (an affluent northern suburb of Indianapolis) for a purchase price of $4.8 million.  In the fourth quarter, the Company added Bridgewater Marketplace, Phase I, an approximately 51,000 square foot neighborhood shopping center to be constructed on the 12 acre parcel, to the development pipeline at an anticipated total project cost of $15.3 million.  The Company has entered into a lease with Walgreen’s.  Bridgewater Marketplace will also include two outparcels, approximately 25,000 square feet of small shops and a junior box.  The Company has an adjacent 8 acres under contract, upon which it anticipates to build the second phase of Bridgewater Marketplace.

During the fourth quarter, the Company acquired two parcels of raw land that it plans to add to the development pipeline:

•                  On October 21, 2005, the Company contributed $16.7 million for a 50% interest in a joint venture that owns 32.5 acres of undeveloped land in Delray Beach, Florida.  Delray Beach Marketplace is a planned mixed-use development that is zoned to support up to 322,000 square feet and is anticipated to include two anchors, junior boxes, small shops, restaurants and residential units.

•                  On November 10, 2005, the Company contributed $11 million for a 50% interest in a joint venture that acquired 22.2 acres of undeveloped land at the intersection of Interstate 75 and Pines Boulevard in Pembroke Pines, Florida.  The Company plans to develop an approximately 145,000 square foot community shopping center anchored by Whole Foods.  Grand Palms Plaza is also anticipated to include small shops, a possible junior box, and outparcels.

Disposition Activities

On December 30, 2005, the Company sold Mid-America Clinical Labs, a 100% leased, 100,000 square foot medical laboratory that it developed in 2001.  In connection with the $21.3 million sale, the Company entered into an agreement to manage the property for the buyer.

On December 29, 2005, the Company received proceeds of $5.7 million from the sale of the Walgreens in Cornelius, Oregon that it developed during the year.  The sale was consistent with the Company’s strategy of targeted development of Walgreens with the intention of recycling the proceeds into its core portfolio.

Acquisition Activities

On November 1, 2005, the Company contributed $13.9 million for an 85% interest in a joint venture that acquired Bolton Plaza Shopping Center in Orange Park, Florida (a suburb of Jacksonville).  Bolton Plaza Shopping Center is a 172,938 square foot community shopping center, including a 131,488 square foot Wal-Mart and 41,500 square feet of small shops.  The property was 95.4% leased as of December 31, 2005. Wal-Mart’s lease at this property expires in June 2008 and the Company plans to redevelop the property if Wal-Mart vacates the building.

On November 17, 2005, the Company acquired Market Street Village for $29.0 million.  Market Street Village is a 100% leased, 149,000 square foot community shopping center consisting of five junior boxes (Circuit City, Office Depot, JoAnn Fabrics, Ross Stores and Hancock Fabrics), small shops, two outlots and a future 7,000 square foot single tenant small shop building.  The center is located on West Pipeline Road in Hurst, Texas (Dallas/Ft. Worth MSA) and is across from the recently renovated 1.7 million square foot North East Mall.

Distributions

On November 3, 2005, the Board of Trustees declared a quarterly cash distribution of $0.1875 per common share for the quarter ended December 31, 2005 to shareholders of record on January 6, 2006.  This distribution was paid on January 17, 2006.

On February 9, 2006, the Board of Trustees declared a quarterly cash distribution of $0.1875 per common share for the quarter ending March 31, 2006 to shareholders of record on April 6, 2006.  This distribution will be paid on April 18, 2006.

Earnings Guidance

The Company is establishing FFO guidance for 2006 in the range of $1.13 to $1.20 per diluted share based on management’s view of the current retail environment and the Company’s assessment of various factors likely to affect operating performance.  Following is a reconciliation of the calculation of net income per share to FFO per share:

Guidance Range for 2006	Low	High

Net income per share	$0.52	$0.59
Depreciation and amortization of consolidated entities	0.60	0.60
Depreciation and amortization of unconsolidated entities	0.01	0.01
Funds From Operations	$1.13	$1.20

The 2006 guidance assumes timely completion of the Company’s previously announced development activities, $45 million of selective acquisitions, and that occupancy of the retail portfolio at December 31, 2006, will remain stable year-over-year.

Earnings Conference Call

Management will host a conference call on Friday, February 10, 2006 at 10:00 a.m. ET to discuss fourth quarter and full year financial results.  A live Web cast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (877) 407-8035 for domestic callers and (201) 689-8035 for international callers.  After the live Web cast, the call will remain available on Kite Realty Group Trust’s website through March 10, 2006.  In addition, a telephonic replay of the call will be available until March 3, 2006.  The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers.  Please use account number 286 and reservation code 186911 for the telephonic replay.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust focused primarily on the development, construction, acquisition, ownership and operation of high quality neighborhood and community shopping centers in selected growth markets in the United States. The Company owns interests in a portfolio of operating retail properties, retail properties under development, operating commercial properties, a related parking garage, and parcels of land that may be used for future development of retail or commercial properties.  As of December 31, 2005, Kite Realty Group owned interests in 45 operating properties totaling approximately 6.7 million square feet and in 14 properties under development which are expected to total approximately 1.8 million square feet.

Safe Harbor

Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of

1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the ability of tenants to pay rent; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, which discuss these and other factors that could adversely affect the Company’s results.  The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO estimate), whether as a result of new information, future events or otherwise.

###

Kite Realty Group Trust
Condensed Consolidated Balance Sheets
As Of December 31, 2005 and December 31, 2004

(Unaudited)

	December 31,	December 31,
	2005	2004
Assets:
Investment properties, at cost:
Land	$172,509,684	$115,806,345
Land held for development	51,340,820	10,454,246
Buildings, improvements and equipment	490,805,629	370,630,075
Construction in progress	65,903,868	48,321,482
	780,560,001	545,212,148
Less: accumulated depreciation	(41,747,854)	(24,133,716)
	738,812,147	521,078,432

Cash and cash equivalents	15,208,835	10,103,176
Tenant receivables, including accrued straight-line rent, net of allowance for bad debts	11,302,923	5,763,831
Investments in unconsolidated entities, at equity	1,303,919	155,495
Other assets	32,601,982	26,442,837
Total Assets	$799,229,806	$563,543,771

Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness	$375,245,837	$283,479,363
Cash distributions and losses in excess of net investment in unconsolidated entities, at equity	—	837,083
Minority interest	4,847,801	59,735
Other liabilities	56,011,974	52,545,317

Total liabilities	436,105,612	336,921,498

Limited Partners’ interests in operating partnership	84,244,814	68,423,213
		—
Total Shareholders’ equity	278,879,380	158,199,060

Total Liabilities and Shareholders’ Equity	$799,229,806	$563,543,771

Kite Realty Group Trust and

Kite Property Group (Predecessor)

Condensed Consolidated and Combined Statements of Operations

For the Three Months Ended December 31

(Unaudited)

	Three Months Ended December 31,
	2005	2004

Revenue:

Minimum rent	$14,931,419	$10,836,178
Tenant reimbursements	4,054,644	1,871,803
Other property related revenue	3,589,029	2,014,392
Construction and service fee revenue	11,574,125	7,471,746
Other income, net	65,205	13,526

Total revenue	34,214,422	22,207,645

Expenses:

Property operating	4,230,328	2,548,677
Real estate taxes	2,480,709	1,342,456
Cost of construction and services	10,515,575	6,938,833
General, administrative, and other	1,706,050	1,200,560
Depreciation and amortization	6,175,623	6,036,750

Total expenses	25,108,285	18,067,276

Operating income	9,106,137	4,140,369

Interest expense	4,411,460	3,186,662
Income tax expense of taxable REIT subsidiary	809,178	—
Minority interest (income) loss	(550,599)	(102,150)
Equity in earnings (loss) of unconsolidated entities	(26,225)	81,183

Income from continuing operations	3,308,675	932,740

Operating income from discontinued operations	250,055	240,800
Gain on sale of operating property	7,212,402	—
Limited Partners’ interest in operating partnership	(2,883,132)	(352,065)

Net income	$7,888,000	$821,475

Income per common share - basic:
Continuing operations	$0.09	$0.03
Discontinued operations	0.19	0.01
	$0.28	$0.04

Income per common share - diluted:
Continuing operations	$0.09	$0.03
Discontinued operations	0.19	0.01
	$0.28	$0.04

Weighted average Common Shares outstanding - basic	28,105,820	19,148,267
Weighted average Common Shares outstanding - diluted	28,219,941	19,277,703

Kite Realty Group Trust and

Kite Property Group (Predecessor)

Consolidated and Combined Statements of Operations

Year-to-Date December 31

(Unaudited)

	The Company		The Predecessor	Combined
		Period	Period	Period
	Year Ended	August 16, 2004	January 1, 2004	January 1, 2004
	December 31,	through	through	through
	2005	December 31, 2004	August 15, 2004	December 31, 2004

Revenue:

Minimum rent	$54,984,632	$15,000,146	$9,788,131	$24,788,277
Tenant reimbursements	11,951,557	2,637,232	1,662,576	4,299,808
Other property related revenue	7,355,018	2,087,256	1,373,503	3,460,759
Construction and service fee revenue	25,170,541	9,333,868	5,257,201	14,591,069
Other income, net	215,422	30,446	110,819	141,265

Total revenue	99,677,170	29,088,948	18,192,230	47,281,178

Expenses:

Property operating	12,343,345	3,666,845	4,032,973	7,699,818
Real estate taxes	7,458,563	1,927,252	1,408,858	3,336,110
Cost of construction and services	22,135,593	8,786,999	4,405,160	13,192,159
General, administrative, and other	5,327,735	1,780,579	1,477,112	3,257,691
Depreciation and amortization	21,791,136	7,661,113	3,270,526	10,931,639

Total expenses	69,056,372	23,822,788	14,594,629	38,417,417

Operating income	30,620,798	5,266,160	3,597,601	8,863,761

Interest expense	18,089,421	4,449,268	4,556,901	9,006,169
Loan prepayment penalties and expenses	—	1,671,449	—	1,671,449
Income tax expense of taxable REIT subsidiary	1,041,463	—	—	—
Minority interest (income) loss	(1,267,122)	(125,800)	214,887	89,087
Equity in earnings of unconsolidated entities	252,511	134,097	163,804	297,901

Income (loss) from continuing operations	10,475,303	(846,260)	(580,609)	(1,426,869)

Operating income from discontinued operations	1,077,433	366,970	388,229	755,199
Gain on sale of operating property	7,212,402	—	—	—
Limited Partners’ interest in operating partnership	(5,329,298)	146,968	—	146,968

Net income (loss)	$13,435,840	$(332,322)	$(192,380)	$(524,702)
		$—
Income (loss) per common share - basic:
Continuing operations	$0.35	$(0.03)
Discontinued operations	0.28	0.01
	$0.63	$(0.02)

Income (loss) per common share - diluted:
Continuing operations	$0.35	$(0.03)
Discontinued operations	0.27	0.01
	$0.62	$(0.02)

Weighted average Common Shares outstanding - basic	21,406,980	18,727,977
Weighted average Common Shares outstanding - diluted	21,520,061	18,857,413

Kite Realty Group Trust and

Kite Property Group (Predecessor)

Funds From Operations

For the Three Months Ended December 31, 2005 and 2004

	Three Months Ended December 31,
	2005	2004
Funds From Operations:

Net income (loss)	$7,888,000	$821,475

Less: gain on sale of operating property	(7,212,402)	$—
Add Limited Partners’ interests	2,883,132	352,065
Add depreciation and amortization of consolidated entities, net of minority interest	6,228,735	6,143,329
Add depreciation and amortization of unconsolidated entities	145,435	69,781
Funds From Operations of the Kite Portfolio	9,932,900	7,386,650

Less Limited Partners’ interests	(2,258,775)	(2,267,850)
Funds From Operations allocable to the Company	$7,674,125	$5,118,800

Basic FFO per Share of the Kite Portfolio	$0.27	$0.27
Diluted FFO per Share of the Kite Portfolio	$0.27	$0.27

Basic weighted average Common Shares outstanding	28,105,820	19,148,267
Diluted weighted average Common Shares outstanding	28,219,941	19,277,703

Basic weighted average Common Shares and Units outstanding	36,724,484	27,430,149
Diluted weighted average Common Shares and Units outstanding	36,838,605	27,559,585

Kite Realty Group Trust and

Kite Property Group (Predecessor)

Funds From Operations

For the Year Ended December 31, 2005 and 2004

	Year Ended	August 16, 2004	January 1, 2004	January 1, 2004
	December 31,	through	through	through
	2005	December 31, 2004	August 15, 2004	December 31, 2004
Funds From Operations:

Net income (loss)	$13,435,840	$(332,322)	$(192,380)	$(524,702)

Less: gain on sale of operating property	(7,212,402)	$—	$—	$—
Add Limited Partners’ interests	5,329,298	(146,968)	—	(146,968)
Add depreciation and amortization of consolidated entities and discontinued operations, net of minority interest	22,124,355	7,816,339	3,563,176	11,379,515
Add depreciation and amortization of unconsolidated entities	344,600	103,518	493,571	597,089
Deduct minority interest*		(24,106)	(214,887)	(238,993)
Add joint venture partners’ interests in net income of unconsolidated entities*	—	—	288,675	288,675
Add joint venture partners’ interests in depreciation and amortization of unconsolidated entities*	—	—	519,277	519,277
Funds From Operations of the Kite Portfolio	34,021,691	7,416,461	4,457,432	11,873,893

Less minority interest	—	—	214,887	214,887
Less minority interest share of depreciation and amortization	—	—	(1,014,248)	(1,014,248)
Less joint venture partners’ interests in net income of unconsolidated entities	—	—	(288,675)	(288,675)
Less joint venture partners’ interests in depreciation and amortization of unconsolidated entities	—	—	(519,277)	(519,277)

Less Limited Partners’ interests	(9,629,945)	(2,276,853)	—	(2,276,853)
Funds From Operations allocable to the Company	$24,391,746	$5,139,608	$2,850,119	$7,989,727
Basic FFO per Share of the Kite Portfolio	$1.14	$0.27
Diluted FFO per Share of the Kite Portfolio	$1.13	$0.26

Basic weighted average Common Shares outstanding	21,406,980	18,727,977
Diluted weighted average Common Shares outstanding	21,520,061	19,857,413

Basic weighted average Common Shares and Units outstanding	29,903,174	27,009,859
Diluted weighted average Common Shares and Units outstanding	30,016,255	28,139,295

* 2004 amounts represent the minority and joint venture partners’ interests acquired in connection with the Company’s initial public offering and related formation transactions.